Exhibit 3.1

AMENDED AND RESTATED BY - LAWS
 OF
BEST BUY CO., INC.

ARTICLE I
OFFICES
The corporation may have offices and places of business at such locations as the Board of Directors may from time to time designate, or as the business of the corporation may require.

ARTICLE II
SHAREHOLDERS' MEETINGS
Section 1
 PLACE.
All meetings of the shareholders shall be held at such place as may be fixed by the Chief Executive Officer or the Board of Directors, except as may otherwise be required in this Article.

Section 2
 REGULAR MEETINGS.
     A.            Frequency. The regular meetings, if any, of the shareholders shall be held at such times as shall be determined by the Board of Directors of this corporation; provided that, if the Board shall not have taken action with respect to the holding of a regular meeting, the Chief Executive Officer may convene a regular meeting.
B.            Shareholder Demand. If a regular meeting of shareholders has not been held during the immediately preceding fifteen (15) months, a shareholder or shareholders holding three percent (3%) or more of all voting shares may demand a regular meeting of shareholders in accordance with Chapter 302A, Minnesota Statutes, as amended from time to time (hereinafter “Chapter 302A”).
 C.            Notice. Written notice of a regular meeting stating the date, time and place of the meeting shall be mailed at least three (3) calendar days prior to the meeting and not more than sixty (60) calendar days before the date of the meeting to each shareholder entitled to vote thereat, to the last known address of such shareholder as the same appears upon the books of the corporation. Notice need not be given where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment.

Section 3
 SPECIAL MEETINGS.
     A.            Call. Special meetings of the shareholders may be called for any purpose or purposes at any time, by:

(a)	The Chairman of the Board;

(b)	The Chief Executive Officer;

(c)	The Chief Financial Officer;

(d)	Two or more directors; or

(e)
A shareholder or shareholders holding ten percent (10%) or more of the voting shares of the corporation, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination (as defined by Section 302A.011 of Chapter 302A), including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by twenty-five percent (25%) or more of the voting shares of the corporation in accordance with Chapter 302A.

B.            Shareholder Demand. Special meetings of the shareholders for any purpose or purposes shall be called by the Chairman of the Board, Chief Executive Officer or Chief Financial Officer within thirty (30) calendar days of receipt of a demand by a shareholder or shareholders holding the requisite percentage of voting shares of the corporation as may be required in accordance with Chapter 302A and Section 3.A above.
C.            Notice. Written notice of a special meeting of the shareholders stating the date, time, place, and purpose thereof shall be given at least three (3) calendar days prior to the meeting and not more than sixty (60) calendar days before the date of the meeting to each shareholder entitled to vote thereat to the last known address of such shareholder as the same appears upon the books of the corporation. Notice need not be given where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment.

Section 4
 WAIVER OF NOTICE.

     Notice of the time, place and purpose of any meeting of shareholders, whether required by Chapter 302A, the corporation's Articles of Incorporation or these By-laws may be waived by any shareholder. Such waiver may be given at, before or after the meeting, and may be given in writing, orally or by attendance. Attendance by a shareholder at a meeting shall constitute a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at the meeting and does not participate in consideration of the item at the meeting.

Section 5
 ACTION WITHOUT A MEETING.
     Any action which may be taken at a meeting of the shareholders may be taken without a meeting, if authorized in a writing or writings signed by all shareholders who would be entitled to vote on that action. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.

Section 6
QUORUM.
The presence at any meeting, in person or by proxy, of the holders of a majority of the voting power of the shares entitled to vote at a meeting, shall constitute a quorum for the transaction of business. If, however, a quorum shall not be present in person or by proxy at any meeting of the shareholders, the Chairman of the Board or other chairperson of the meeting shall have the power to adjourn the meeting from time to time, without notice other than by announcement at the meeting of the date, time and location of the reconvening of the adjourned meeting, until the requisite amount of voting shares shall be represented. At any such adjourned meeting at which the required number of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present when a duly called or held meeting is convened the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

Section 7
 RECORD DATE.
The Board of Directors may fix a time not exceeding sixty (60) days preceding the date of any meeting of the shareholders as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed.

Section 8
 VOTING.
     At all meetings of the shareholders, the holder of each share having the power to vote shall be entitled to vote in person or by proxy, duly appointed by an instrument in writing which conforms to the requirements of Chapter 302A. Each shareholder shall have one (1) vote for each share having voting power standing in his/her name on the books of the corporation. Shares owned by two or more shareholders may be voted by any one of them unless the corporation receives written notice, addressed to the Board of Directors at the address of the principal executive office, from any one of them denying the authority of that person to vote those shares. Upon the demand of any shareholder, the vote for directors or the vote upon any question before the meeting shall be by ballot. All elections shall be had and all questions decided by a majority vote of those present except as otherwise required by Chapter 302A or the corporation's Articles of Incorporation.

Section 9
ADVANCE NOTICE OF SHAREHOLDER PROPOSALS.

A.
The business conducted at a meeting of shareholders is limited to only such business as is appropriate for consideration at the meeting and as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by a shareholder who complies with the procedures set forth in this Section 9.

B.
For business, including director nominations, to be properly brought before a meeting of shareholders by a shareholder, the shareholder must have given timely notice in writing to the Secretary of the corporation. To be timely, the shareholder's notice must be submitted to the Secretary of the corporation no more than 150 days and no less than 120 days before the anniversary of the prior year's regular meeting of shareholders (or no more than the 10th day following announcement of any special meeting of shareholders). Notice shall only be deemed to have been submitted on the date on which all of the following written information has been received by the Secretary of the corporation:

(a)	a complete description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(b)	the name and address of the shareholder proposing such business;

(c)	appropriate evidence that the person submitting the proposal is a shareholder of the corporation;

(d)
a description of all securities of the corporation, or other securities or contracts with a value derived in whole or in part from the value of any securities of the corporation, held or beneficially owned by the shareholder or to which the shareholder is a party;

(e)	any material interest of the shareholder in such business;

(f)
a representation that the shareholder is a holder of record or beneficial owner of shares of the corporation entitled to vote at the meeting, intends to continue to hold or beneficially own such shares through the date of the meeting, and intends to appear in person or by proxy at the meeting to propose such business;

(g)
such other information as would be required to be included in a proxy statement or other filings required to be filed with the Securities and Exchange Commission if, with respect to any such item of business, such shareholder were in a solicitation subject to the Regulation 14A under the Securities Exchange Act of 1934, as amended; and

(h)
a representation that the shareholder will update and supplement the notice to the Secretary of the corporation in writing so that the notice is true and correct, in all material respects, as of the record date for the meeting.

ARTICLE III
BOARD OF DIRECTORS
Section 1
ELECTION OF DIRECTORS.
     The business and affairs of this corporation shall be managed by or under the direction of its Board of Directors which shall be comprised of one or more members, and the number of directors may be increased or decreased from time to time, but no less often than annually, by the affirmative vote of a majority of directors serving at the time the action is taken; provided, however, that no decrease in the number of directors shall result in the removal of a director except a director named by the Board of Directors to fill a vacancy. Each director shall be elected to serve for a term of two (2) years and until his/her successor shall have been duly elected and qualified. The directors shall be divided into two classes, designated Class 1 and Class 2. Each class shall consist, as nearly as possible, of one-half of the total number of directors constituting the entire Board of Directors. Class 1 directors shall be elected in even numbered years and Class 2 directors shall be elected in odd numbered years. Except as to the year in which elected, the powers, privileges, duties and responsibilities of each Class 1 and Class 2 director shall be alike in every respect.

Section 2
 CHAIRMAN OF THE BOARD.
The Board may elect or appoint from its members a Chairman of the Board, who will not be deemed an officer of the corporation as a result of such title. The Chairman of the Board shall preside at all meetings of shareholders and directors. In the event the Chairman is unable to attend or preside over a meeting, the Board may appoint a Chair pro tempore from among the other directors to preside in his or her absence.

Section 3
 SHAREHOLDER MANAGEMENT.
     Any action that the Articles of Incorporation or By-laws of this corporation or Chapter 302A require or permit the Board of Directors to take or the shareholders to take after action or approval of the Board, may be taken by the holders of the voting shares of the corporation by unanimous affirmative vote.

Section 4
 MEETINGS.
     A.            Time and Place. Meetings of the Board of Directors shall be held at such time and place as determined by the Board.
B.            Notice. Meetings of the Board of Directors may be called at any time by a director by giving five (5) days notice to all directors of the date, time and place of the meeting. The notice need not state the purpose of the meeting. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken.
C.            Waiver of Notice. A director may waive notice of a meeting of the Board of Directors. A waiver of notice by a director entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.
D.            Electronic Communications. The Board of Directors may meet by means of electronic communication in accordance with Chapter 302A.
E.             Quorum. At all meetings of the Board of Directors, a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business.
F.             Advance Written Consent.  A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors.   If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as the vote of a director present at the meeting in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

Section 5
 VACANCIES.
     A.            Death, Resignation, Removal or Disqualification. Vacancies on the Board of Directors resulting from the death, resignation, removal, or disqualification of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum.
B.            Newly Created Directorships. Vacancies on the Board of Directors resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time of the increase.
C.            Duration of Term. A director elected under this section to fill a vacancy holds office until a qualified successor is elected by the shareholders at the next meeting of the shareholders.

Section 6
 COMMITTEES.
     The Board of Directors, by resolution approved by the affirmative vote of a majority of the Board, may establish committees having the authority of the Board in the management of the business of the corporation to the extent provided in the resolution. A committee member need not be a director.

Section 7
 AUTHORIZATION WITHOUT MEETING.
     Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if authorized by a writing or writings signed by a majority of the directors. The written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action.

ARTICLE IV
OFFICERS
Section 1
 ELECTION, TERM; NUMBER.
     The officers of the corporation shall be elected or appointed by the Board of Directors; provided, however, that the Board may delegate to one or more of its committees its authority to elect or appoint officers other than the Chief Executive Officer. Officers of the corporation shall consist of officers having responsibilities with respect to the corporation and all of its subsidiaries, as well as officers having responsibility only with respect to one or more designated operating units or functions within the corporation. The officers of the corporation shall consist of a Chief Executive Officer; a Chief Financial Officer; a Treasurer; a Secretary and such other officer or officers as are elected or appointed by the Board. A person may hold more than one office. The officers shall perform such duties and have such responsibilities as provided for in these By-laws or as otherwise determined by the Board. The terms of office with respect to each officer shall be prescribed by the Board at the time of election of the officers, and absent the specifications of a term, the term shall be determined to be at the pleasure of the Board.

Section 2
 CHIEF EXECUTIVE OFFICER.
     The Chief Executive Officer shall be responsible for the strategic management and planning of the business of the corporation, in addition to the duties and powers prescribed by the Board of Directors or by Chapter 302A.

Section 3
PRESIDENT AND CHIEF OPERATING OFFICER.
The President and Chief Operating Officer, if any, shall perform the duties and exercise the powers of the Chief

Executive Officer in his/her absence or upon his/her incapacity and shall have responsibility for managing the day-to-day operations of the business of the corporation, in addition to such duties and powers prescribed by the Board of Directors.

Section 4
 OPERATING UNIT OR FUNCTION PRESIDENTS.
Presidents of the corporation's operating units or functions, if any, as designated by the Board of Directors, shall have responsibility for managing the day-to-day operations of the business of their respective operating units or functional areas of responsibility and shall perform such other duties as the Board may from time to time prescribe or as may be delegated by the Chief Executive Officer or the President and Chief Operating Officer.

Section 5
 CHIEF FINANCIAL OFFICER.
     The Chief Financial Officer of the corporation shall be responsible for the strategic management and planning of the corporation's finances, in addition to the duties and powers prescribed by the Board of Directors or by Chapter 302A.

Section 6
 TREASURER.
     The Treasurer of the corporation shall have responsibility for managing the day-to-day finances of the corporation, in addition to such other duties and powers prescribed by the Board of Directors.

Section 7
SECRETARY.
     The Secretary and, in his/her absence, the Assistant Secretary, if any, shall attend all meetings of the Board of Directors, committees thereof, if any, and all meetings of the shareholders and record all votes and minutes of all proceedings in a book kept for that purpose. The Secretary and, in his/her absence, the Assistant Secretary, shall give or cause to be given notice of all meetings of the shareholders and of the Board and of committees, if any, and shall perform such other duties as may be prescribed by the Board or delegated to such officer by the Chief Executive Officer, the President and Chief Operating Officer or the Chief Financial Officer. The Secretary and, in his/her absence, the Assistant Secretary, shall affix the seal of the corporation, to the extent the corporation shall have one, to any instrument requiring the same.

Section 8
 VICE PRESIDENTS.
The Vice Presidents, if any, in the order designated by the Board of Directors, shall perform the duties as the Board may from time to time prescribe or as may be delegated by the Chief Executive Officer or the President and Chief Operating Officer.

Section 9
 VACANCIES.
     If any office becomes vacant by reason of death, resignation, retirement, disqualification, removal or other cause, the directors then in office, although less than a quorum, or any committee of the Board of Directors to which authority to appoint such former officer had been delegated, may by a majority vote, choose a successor or successors who shall hold office for the unexpired term in respect of which such vacancy occurred.

Section 10
 DELEGATION.
     Unless prohibited by a resolution approved by the affirmative vote of the Board of Directors, an officer of the corporation may delegate some or all of the duties and powers of an office to other persons, provided that such delegation is in writing.

ARTICLE V
SHARES
Section 1
TYPE OF CERTIFICATE.
     Certificates of shares, if any, of the corporation shall be in such form as approved by the Board of Directors. Each certificate shall be signed by the Chief Executive Officer or the Chief Financial Officer. Such signature and the corporate seal, if any, may be facsimiles, engraved or printed, if authorized by the Board.

Section 2
 TRANSFER OF SHARES.

     Transfer of certificated shares shall be made on the records of the corporation only by the shareholder named in the certificate or certificates or by the duly authorized attorney in fact, and upon surrender of the certificate or certificates therefore properly endorsed. The transfer of uncertificated shares, if any, shall be made by the means determined by the Board of Directors.

Section 3
LOST CERTIFICATES.
     Any shareholder claiming a certificate of certificated shares to be lost, stolen or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the Board so requires, give the corporation a bond of indemnity in form and with one (1) or more sureties satisfactory to the Board in an amount at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued for the same number of shares as the one alleged to have been lost, stolen or destroyed.

Section 4
 UNCERTIFICATED SHARES.
     Some or all of any or all classes and series of the shares of stock of this corporation, upon a resolution approved by the Board of Directors may be uncertificated shares. Within twenty (20) calendar days after the issuance or transfer of uncertificated shares, the Chief Executive Officer shall send to the shareholder such notice as required by Chapter 302A.
ARTICLE VI
MISCELLANEOUS
Section 1
CORPORATE SEAL.
     The corporation may use a corporate seal, but the failure to use such seal shall not affect the validity of any documents executed on behalf of the corporation. The seal need only include the word “seal”, but it may also include, at the discretion of the Board of Directors, such additional wording as is permitted by Chapter 302A.

Section 2
 FISCAL YEAR.
     The fiscal year of this corporation shall be as determined by resolution of the Board of Directors.

Section 3
 COMPUTATION OF TIME.
     Whenever notice is required to be given pursuant to these By-laws, the day upon which notice is personally served, deposited in the mail, given by telegram, telex, telecopied or otherwise delivered, shall not be counted for the purpose of computing the time period of the notice. All notice periods shall be computed in calendar days.

Section 4
 AMENDMENTS TO BY-LAWS.
     These By-laws may be amended or altered by the Board of Directors at any meeting. Such authority of the Board of Directors is subject to the power of the shareholders to change or repeal such By-laws.

THESE AMENDED AND RESTATED BY-LAWS WERE ADOPTED ON

THE 20TH DAY OF JUNE, 2012

BY RESOLUTION OF THE BOARD OF DIRECTORS OF

BEST BUY CO., INC.